Exhibit 4.11

                     FORM OF SUBSCRIPTION RIGHTS CERTIFICATE

                          UNION ACCEPTANCE CORPORATION
               SUBSCRIPTION RIGHTS CERTIFICATE FOR RIGHTS OFFERING
                FOR HOLDERS OF RECORD ON _________________, 2001




---------------------------------
CERTIFICATE NUMBER

---------------------------------               -------------------------------
RIGHTS                                          RECORD DATE SHARES OF
                                                CLASS A COMMON STOCK

---------------------------------               -------------------------------
SHARES ELIGIBLE TO SUBSCRIBE                    RECORD DATE SHARES OF
                                                CLASS B COMMON STOCK

This Certifies that:

                        ---------------------------------
                                 Name of Holder

                        ---------------------------------

                        ---------------------------------
                                     Address

is the registered holder of the number (indicated above) of Rights to purchase shares of Class A Common Stock, no par value, of Union Acceptance Corporation, an Indiana corporation (the "Company"), upon the terms and subject to the conditions and limitations set forth herein.

     The Company is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's Class A Common Stock, without par value (the "Class A Common Stock"), and Class B Common Stock, without par value (the "Class B Common Stock"), as of the close of business on _________________________, 2001 (the "Record Date") to receive one right (each, a "Right") for each share of Class A Common Stock and Class B Common Stock held of record on the Record Date. Holders of Rights are entitled to subscribe for and purchase one share of Class A Common Stock for each Right held (the "Basic Subscription Right") at a subscription price of $___________ per share. Set forth above is the number of shares of Class A Common Stock and Class B Common Stock held by the holder hereof as of the Record Date, and the number of shares to which such holder is entitled to subscribe pursuant to the Basic Subscription Right.

     The holder hereof may be entitled to purchase additional shares of Class A Common Stock in the offering if the holder's Basic Subscription Rights are fully exercised and if so indicated in the holder's subscription documents, subject to the following limitations ("Oversubscription Right"):

     (a) Additional shares will only be available for subscription to the extent that the Maximum Offering exceeds the total number of shares issued in respect of Basic Subscription Rights and the minimum purchase rights granted to standby purchasers in the offering. The "Maximum Offering" is 16,000,000 shares of Class A Common Stock, unless the Company's Board of Directors, in its sole discretion, increases the maximum number of shares to up to 17,600,000, in which event the Maximum Offering is the number of shares so stipulated by the board of directors; and


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     (b)  To the extent  that  additional  shares are  available  to allocate to
          Oversubscription Rights but are not sufficient to honor all duly exercised Oversubscription Rights, the available shares will be prorated and allocated to holders exercising Oversubscription Rights on the basis of the number of Basic Subscription Rights exercised by the holders exercising Oversubscription Rights.

If the foregoing proration results in the holder being allocated a greater number of shares than such holder subscribed for, then the holder will be allocated only the number of shares for which the holder subscribed.

     For a more complete description of the terms and conditions of the Rights Offering, please refer to the Prospectus dated ___________________, 2001 (the "Prospectus"), which is incorporated herein by reference. Copies of the Prospectus are available upon request from D.F. King & Co., Inc. (toll free
(800) 859-8509.

     This Subscription Rights Certificate (or a Notice of Guaranteed Delivery) must be received by Computershare Trust Company of New York, together with payment in full of the subscription price by 5:00 p.m., Eastern Standard Time, on ______________, 2001 (unless extended in the sole discretion of the Company) (as it may be extended, the "Expiration Date"). Any Rights not exercised prior to the Expiration Date will be null and void. Any subscription for shares of Class A Common Stock in the Rights Offering made hereby is irrevocable.

     The Rights represented by this Subscription Rights Certificate may be exercised by duly completing Form 1. The Rights may only be transferred to the holder's (or if the holder is a broker, dealer or nominee, the beneficial owner's) Affiliate or Related Party (as such terms are defined in the Prospectus) by duly completing Form 2. Each of these forms is set forth on the reverse hereof. Rights holders are advised to review the Prospectus and instructions, copies of which are available from D.F. King & Co., Inc., before exercising or transferring their Rights.

     THIS SUBSCRIPTION RIGHTS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO A TRANSFEREE WHO IS AN AFFILIATE OR RELATED PARTY OF THE HOLDER OR, IF THE HOLDER IS A DEALER, BROKER, TRUST COMPANY OR OTHER NOMINEE, AN AFFILIATE OR RELATED PARTY OF THE BONA FIDE BENEFICIAL OWNER.


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SUBSCRIPTION PRICE: $__________ PER SHARE

     The registered owner whose name is inscribed hereon, or its assigns, is entitled to subscribe for shares of Class A Common Stock of the Company upon the terms and subject to the conditions set forth herein and in the Prospectus and the instructions relating to the use hereof.

     The Rights may be combined or divided and to the limited extent permitted hereby, transferred, only on the books of the Company maintained by the Subscription Agent at the office of Computershare Trust Company of New York. If the number of transferred Rights would otherwise allow the purchase of a fractional share, the number of shares which may be purchased must be rounded down to the nearest whole share (or any lesser number of whole shares) that may be purchased with that number of Rights.

     Rights holders should be aware that if they choose to exercise or transfer only part of their Rights, they may not receive a new Subscription Rights Certificate in sufficient time to exercise the remaining Rights evidenced thereby.

                Computershare Trust
                Company of New York,
                As Subscription Agent

                By:____________________
                   Name:
                   Title:


             FORM 1 (on reverse of Subscription Rights Certificate)

EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably exercises one or more Rights to subscribe for shares of Class A Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus, receipt of which is hereby acknowledged.

     (a) Number of shares subscribed for pursuant to the Basic Subscription Right ____ X $_____ = $_____ payment. (One Right needed to subscribe for one share.)

     (b) Number of shares subscribed for pursuant to the Oversubscription Right ____ X $_____ = $_____ payment.

     (c) Total Subscription (sum of payment amounts on lines (a) and (b)) = $________ payment.*


METHOD OF PAYMENT (CHECK AND COMPLETE APPROPRIATE BOX(ES)):

     [ ] Check, bank draft, or U.S. postal money order payable to "Computershare Trust Company of New York, as Subscription Agent" or

     [ ] Wire transfer directed to Harris Trust and Savings Bank, Chicago, IL, ABA No. 071000288,for the account of Computershare Trust Company of New York, as Subscription Agent for Union Acceptance Corporation, for further credit to Account No. 227-938-8 (telephone number (212) 701-7624).

     (d) If the Rights being exercised pursuant to the Basic Subscription Right do not constitute all of the Rights represented by the Subscription Rights Certificates (check only one):

     [ ] Deliver to the undersigned a new Subscription Rights Certificate evidencing the remaining Rights to which the undersigned is entitled.

     [ ] Deliver a new Subscription Rights Certificate in accordance with the Form 2 instructions of the undersigned (which include any required signature guarantees).

     [ ] Do not deliver any new Subscription Rights Certificates to me.

     (e) [ ] Check here if Rights are being exercised pursuant to the Notice of Guaranteed Delivery delivered to the Subscription Agent prior to the date hereof and complete the following:

         Name(s) of Registered Holder(s) ____________________________________
         Window Ticket Number (if any) ______________________________________
         Date of Execution of Notice of Guaranteed Delivery _________________ Name of Institution Which Guaranteed Delivery ______________________

* If the aggregate Subscription Price enclosed or transmitted is insufficient to purchase the total number of shares included in lines (a) and (b), or if the number of shares being subscribed for is not specified, the Rights holder exercising this Subscription Rights Certificate shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount. If the number of shares to be subscribed for pursuant to the Oversubscription Right is not specified and the amount enclosed or transmitted exceeds in aggregate the Subscription Price for all shares represented by this Subscription Rights Certificate (the "Subscription Excess"), the Rights holder exercising this Subscription Rights Certificate shall be deemed to have exercised the Oversubscription Right to purchase, to the extent available, that number of shares of Class A Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

Holder's Signature __________________  Telephone No.  (___)________________


             FORM 2 (on reverse of Subscription Rights Certificate)

TO TRANSFER SOME OR ALL OF YOUR RIGHTS TO AN AFFILIATE OR RELATED PARTY
The Rights are not transferable except to an Affiliate or Related Party of the beneficial owner. An "Affiliate" means a person, company, trust or other business entity that directly, or indirectly, through one or more intermediaries, controls the beneficial owner, is controlled by the beneficial owner, or with whom the beneficial owner is under common control. A "Related Party" means (1) any member of the beneficial owner's immediate family, which includes the beneficial owner's spouse, children, siblings and parents, (2) an entity owned or controlled by the beneficial owner and/or one or more Related Parties of the beneficial owner, (3) a trust settled by the beneficial owner or a member of the beneficial owner's immediate family or the beneficiaries of which include the beneficial owner or a member of the beneficial owner's immediate family, or (4) if the beneficial owner is a trust, the settlor or any beneficiary of such trust.

(a) TO BE COMPLETED BY HOLDERS OTHER THAN BROKERS, DEALERS AND OTHER NOMINEES. The undersigned holder hereby certifies to the Company and Computershare Trust Company of New York that the transferee identified below is an Affiliate or Related Party of the holder. The undersigned holder hereby instructs Computershare Trust Company of New York to issue to the transferee indicated below a new Subscription Rights Certificate in the amount indicated below and to the address indicated below. If no address is provided below, then the Subscription Rights Certificate representing transferred Rights will be returned to the address of the holder.

         Name of Transferee: __________________________________________________
         Address of Transferee:  ______________________________________________
                                 ______________________________________________

         Number of Rights to be Transferred: __________________________________


         --------------------------------------
         Holder's Signature


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(Please sign exactly as your name appears  above.  Joint owners should each sign
personally.  Where  applicable,   please  indicate  your  official  position  or
representative capacity.)

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR RIGHTS TRANSFERRED.

         Signature Guaranteed By:  ______________________________________

(b) TO BE COMPLETED BY BROKERS, DEALERS AND OTHER NOMINEES. The undersigned broker, dealer or nominee hereby certifies to the Company and Computershare Trust Company of New York that the beneficial owner of the Rights hereby transferred has duly certified to the undersigned, the Company and Computershare Trust Company of New York that the transferee identified below is an Affiliate or Related Party of the beneficial owner and has instructed the undersigned broker, dealer or nominee and Computershare of New York to issue to the transferee indicated below a new Subscription Rights Certificate evidencing Rights in the amount indicated below. On behalf of such beneficial owner, the undersigned broker, dealer or nominee hereby instructs Computershare Trust Company of New York to issue to the transferee indicated below a new Subscription Rights Certificate in the amount indicated below and to the address indicated below. If no address is provided below, then the Subscription Rights Certificate representing transferred Rights will be returned to the address of the broker, dealer or nominee of the beneficial owner.

         Name of Transferee: __________________________________________________

         Address of Transferee:  ______________________________________________
                                _______________________________________________

         Number of Rights to be Transferred: __________________________________


         --------------------------------------
         Holder's Signature


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(Please sign exactly as your name appears  above.  Joint owners should each sign
personally.  Where  applicable,   please  indicate  your  official  position  or
representative capacity.)


     YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR RIGHTS TRANSFERRED.

         Signature Guaranteed By:  ______________________________________


             FORM 3 (on reverse of Subscription Rights Certificate)

DELIVERY INSTRUCTIONS: Address for mailing of stock or new Subscription Rights Certificate or any cash payment in accordance with the Prospectus, if different from the address shown on the face of this Subscription Rights Certificate.

         Name: __________________________________________________

         Address:  ______________________________________________
                   ______________________________________________